Exhibit 24

UNION PACIFIC CORPORATION

Powers of Attorney

Each of the undersigned directors of Union Pacific Corporation, a Utah corporation (the “Company”), do hereby appoint each of James R. Young, Barbara W. Schaefer, and Thomas E. Whitaker his or her true and lawful attorney-in-fact and agent, to sign on his or her behalf the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005, and any and all amendments thereto, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of February 23, 2006.

/s/ Phillip F. Anschutz	/s/ Spencer F. Eccles
Phillip F. Anschutz	Spencer F. Eccles

/s/ Richard K. Davidson	/s/ Judith Richards Hope
Richard K. Davidson	Judith Richards Hope

/s/ Erroll B. Davis, Jr.	/s/ Michael W. McConnell
Erroll B. Davis, Jr.	Michael W. McConnell

/s/ Thomas J. Donohue	/s/ Steven R. Rogel
Thomas J. Donohue	Steven R. Rogel

/s/ Archie W. Dunham	/s/ Ernesto Zedillo
Archie W. Dunham	Ernesto Zedillo